EXHIBIT 21.1

                                  SUBSIDIARIES

Duro  Enzyme  Products Inc. wholly owns and operates the following subsidiaries:

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


COMPANY                     STATE/PROVINCE OF INCORPORATION  DATE OF INCORPORATION
--------------------------  -------------------------------  ---------------------

Duro Enzyme Solutions Inc.  Nevada                           September 6, 2000
--------------------------  -------------------------------  ---------------------
Duro Enzyme Solutions Inc.  Canadian Corporation             August 10, 2000
--------------------------  -------------------------------  ---------------------
Home.web Sub. Inc.          Nevada                           November 1, 2000
--------------------------  -------------------------------  ---------------------


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